Exhibit 23(e) under Form N-1A
                                            Exhibit 10 under Item 610/Reg. S-K

                       BBH Common Settlement Fund, Inc.
                     BBH Common Settlement II Fund, Inc.
                       BBH U.S. Money Market Portfolio
                          BBH U.S. Equity Portfolio
                      BBH International Equity Portfolio
                        BBH European Equity Portfolio
                      BBH Pacific Basin Equity Portfolio
                    BBH High Yield Fixed Income Portfolio
                   BBH Broad Market Fixed Income Portfolio
                         BBH Global Equity Portfolio
           (each, a "Portfolio and collectively, the "Portfolios")

                               40 Water Street
                               Boston, MA 02109


                              September 16, 2002


Edgewood Services, Inc.
5800 Corporate Drive
Pittsburgh, PA 15237-7000

Gentlemen:

      Re:  Placement Agent Agreement

      This is to confirm that, in consideration of the agreements hereinafter contained, the undersignedPortfolio each an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), has agreed that Edgewood Services, Inc. ("Edgewood") shall be the placement agent (the "Placement Agent") of the shares of each Portfolio ("Shares").

      1.    Services as Placement Agent.

            1.1 Edgewood will act as Placement Agent of the Shares covered by each Portfolio's registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither Edgewood nor its employees or any agents thereof shall make any offer or sale of Shares in a manner which would require the Shares to be registered under the Securities Act of 1933, as amended (the "1933 Act").

            1.2 All activities by Edgewood and its agents and employees as Placement Agent of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

            1.3 Nothing herein shall be construed to require any Portfolio to accept any offer to purchase any Shares, all of which shall be subject to approval by the Board of Directors/Trustees.

            1.4 Each Portfolio shall furnish from time to time for use in connection with the sale of Shares such information with respect to the Portfolio and Shares as Edgewood may reasonably request. Each Portfolio shall also furnish Edgewood upon request with: (a) unaudited semiannual statements of the Portfolio's books and accounts prepared by the Portfolio and (b) from time to time such additional information regarding thePortfolio's financial or regulatory condition as Edgewood may reasonably request.

            1.5 Each Portfolio represents to Edgewood that all registration statements filed by the Portfolio with the Commission under the 1940 Act with respect to Shares have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Portfolio. Each Portfolio represents and warrants to Edgewood that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will as of its filing date include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. A Portfolio may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Portfolio's counsel, be necessary or advisable. If a Portfolio shall not propose such amendment and/or supplement within fifteen days after receipt by the Portfolio of a written request from Edgewood to do so, Edgewood may, at its option, terminate this Agreement. The Portfolios shall not file any amendment to any registration statement without giving Edgewood reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Portfolio's right to file at any time such amendment to any registration statement as a Portfolio may deem advisable, such right being in all respects absolute and unconditional.

            1.6   Each  Portfolio  agrees  severally to indemnify,  defend and hold Edgewood, its several officers and directors, and any person who controls Edgewood within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that a Portfolio's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished  in  writing  to  the  Portfolio  by  Edgewood  in its  capacity  as
Placement  Agent  for use in the  answers  to any  items  of any  registration statement or in any statements made in any other Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that a Portfolio's agreement to indemnify Edgewood and the Portfolio's representations and warranties hereinbefore set forth in paragraph 1.6 shall not be deemed to cover any liability to the Portfolio or its shareholders to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. Each Portfolio shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Portfolio, 21 Milk Street, Boston, MA 02109 with copies to: John E. Baumgardner, Jr., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 and Brown Brothers Harriman & Co., 59 Wall Street, New York, New York 10005, Attention:
Timothy J. Connelly, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Portfolio of any such action shall not relieve the Portfolio from any liability except to the extent the Portfolio shall have been prejudiced by such failure, or from any liability that the Portfolio may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Portfolio's indemnity agreement contained in this paragraph. The Portfolio will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Portfolio and approved by Edgewood, which approval shall not be unreasonably withheld. In the event the Portfolio elects to assume the defense of any such suit and retain counsel of good standing approved by Edgewood, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Portfolio does not elect to assume the defense of any such suit or in case Edgewood reasonably does not approve of counsel chosen by the Portfolio, the Portfolio will reimburse the Covered Person named as defendant in such suit for the fees and expenses of any counsel retained by Edgewood or it. The Portfolio's indemnification agreement contained in this paragraph and the Portfolio's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. Each Portfolio agrees to notify Edgewood promptly of the commencement of any litigation or proceedings against the Portfolio or any of its officers or Directors in connection with the issue and sale of any Shares.

            1.7   Edgewood   agrees  to   indemnify,   defend  and  hold  each
Portfolio, their respective officers and Directors, and any person who controls the Portfolio within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by Edgewood in its capacity as Placement Agent to the Portfolio for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by Edgewood to the Portfolio required to be stated in such answers or necessary to make such information not misleading. Edgewood shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to Edgewood at 5800 Corporate Drive, Pittsburgh, PA 15237-7000 attention: General Counsel, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. Edgewood shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Portfolio if such action is based solely on such alleged misstatement or omission on Edgewood's part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Edgewood of any such action shall not relieve Edgewood from any liability except to the extent the Portfolio shall have been prejudiced by such failure, or from any liability that Edgewood may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Edgewood's indemnity agreement contained in this paragraph.

            1.8 No Shares shall be offered by either Edgewood or a Portfolio under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by any Portfolio if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Portfolio's obligation to redeem Shares from any shareholder in accordance with the provisions of the Portfolio's registration statement orCharter Documents, as amended from time to time.

            1.9   Each  Portfolio   agrees  to  advise  Edgewood  as  soon  as
reasonably practical by a notice in writing delivered to Edgewood or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Portfolio of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d)of all actions of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

            For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

            1.10 Edgewood agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Portfolio all records and other information not otherwise publicly available relative to the Portfolio and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Portfolio, which approval shall not be unreasonably withheld and may not be withheld where Edgewood may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Portfolio.

            1.11  In addition to Edgewood's  duties as Placement  Agent,  each
Portfolio   understands   that  Edgewood  may,  in  its  discretion,   perform
additional functions in connection with transactions in Shares.

                  The processing of transactions may include, but is not limited to, compilation of all transactions from Edgewood's various offices; creation of a transaction tape and timely delivery of it to the Portfolios' transfer agent for processing; reconciliation of all transactions delivered to the Portfolios' transfer agent and the recording and reporting of these transactions executed by the Portfolios' transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

                  Edgewood may also provide other shareholder  services,  such
as   communicating   with  Portfolio   shareholders  and  other  functions  in
administering customer accounts for Portfolio shareholders.

                  Edgewood understands that these services may result in cost savings to the Portfolios or to the Portfolios' investment manager and no Portfolio nor the Portfolios' investment manager will compensate Edgewood for all or a portion of the costs incurred in performing functions in connection with transactions in Shares. Nothing herein is intended, nor shall be construed, as requiring Edgewood to perform any of the foregoing functions.

      2.    Term.

            This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue for two years from the date first above written and thereafter for successive annual periods, provided such continuance is specifically approved at least annually as to each Portfolio by (i) the Board of Directors of the Portfolio or (ii) by a vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Portfolio's Directors who are not interested persons (as defined in the 1940 Act) of the Portfolio and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board of Directors of the Portfolio, by vote of a majority (as defined in the 1940 Act) of the Portfolio's outstanding voting securities, or by Edgewood. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

      3.    Representations and Warranties.

            Edgewood and each Portfolio each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.

      4.    Concerning Applicable Provisions of Law, etc.

            This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

            The laws of the State of New York shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

            The Directors/Trustees have authorized the execution of this Agreement in their capacity as Directors/Trustees and not individually and the Placement Agent agrees that neither shareholders nor the Directors nor any officer, employee, representative or agent of the Portfolios shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Portfolios, that neither shareholders nor the Directors/Trustees, officers, employees, representatives or agents of the Portfolios shall be personally liable hereunder, and that the Placement Agent shall look solely to the property of the applicable Portfolio for the satisfaction of any claim hereunder.

      5.    Anti-money Laundering

            Each Portfolio and Edgewood hereby acknowledge that the
Portfolios have delegated the responsibilities under the USA Patriot Act enumerated below to Edgewood:
(1)    Screening for and prohibiting transactions with foreign shell banks;
(2)    Correspondent and Private bank screening and documentation;
(3)    Suspicious activity screening and reporting;
(4)    Cash and cash equivalent transaction reporting;
(5)    Information sharing as provided by the USA Patriot Act;
(6)    Customer identification, verification and records maintenance of those investor clients dealing directly with Edgewood;
(7)    Contract with certain financial intermediaries selling Shares of the
                  Funds to perform customer identification, verification and records maintenance of those investor clients dealing directly with the financial intermediary; and
(8)   Assess the reputation and associated risk of establishing  relationships with financial intermediaries through either omnibus or individually registered accounts. Edgewood accepts such delegation and represents and warrants that (1) it has examined the aspects of its operations that may give rise to Bank Secrecy Act and/or U. S. Treasury Department regulatory requirements or that are vulnerable to money laundering or terrorist financing activity, (the "Suspect Activity"), (2) it has developed an anti-money laundering program (the "Program") in the reasonable and good faith belief that the effective implementation of the Program will result in compliance with applicable regulatory requirements and the elimination of Suspect Activity, and
                  (3) it has implemented the Program and will continue to (i) monitor the operation of, (ii) assess the effectiveness of, and (iii) modify, as appropriate or as required by applicable requirements, the Program.

            Edgewood further acknowledges that, because the Portfolios remain responsible for assuring compliance with anti-money laundering regulations, Edgewood agrees to provide information and reports to the Portfolio's designated Compliance Officer, as may from time to time be requested, and, in addition, to provide the Compliance Officer with notice of any contact by any regulatory authority or its contemplated response to the regulatory authority.

      Edgewood does hereby consent to and provide its assurance that it will provide to any federal examiners of the Portfolios such information and records relating to the Program as may be requested and will allow those examiners to inspect Edgewood for purposes of the Program.

6.    Limitation of Liability

            Edgewood's total liability to the Portfolios under this Agreement during any twelve-month period shall be limited to actual or direct damages up to $500,000.00.


      If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                    Yours very truly,

                                    BBH COMMON SETTLEMENT FUND, INC.
                                    BBH COMMON SETTLEMENT II FUND, INC.
                                    BBH U.S. MONEY MARKET PORTFOLIO
                                    BBH U.S. EQUITY PORTFOLIO
                                    BBH INTERNATIONAL EQUITY PORTFOLIO
                                    BBH EUROPEAN EQUITY PORTFOLIO
                                    BBH PACIFIC BASIN EQUITY PORTFOLIO
                                    BBH HIGH YIELD FIXED INCOME PORTFOLIO
                                    BBH BROAD MARKET FIXED INCOME PORTFOLIO
                                    BBH GLOBAL EQUITY PORTFOLIO



                                    By:  /s/  Judith J. Mackin
                                    Name:  Judith J. Mackin
                                    Title:  Vice President


Accepted:

EDGEWOOD SERVICES, INC.



By:  /s/ Peter J. Germain
Name:  Peter J. Germain
Title:  President